Exhibit 10.70

INVESTVIEW, INC.

FIRST AMENDMENT TO INVESTOR RIGHTS AGREEMENT

This First Amendment (this “Amendment”) to that certain Investor Rights Agreement (the “Rights Agreement”) dated as of April 27, 2020, by and between Investview, Inc., a Nevada corporation (the “Company”) and DBR Capital, LLC, a Pennsylvania limited liability company (the “Investor”) is made as of November 9th, 2020, by and between the Company and the Investor.

RECITALS

WHEREAS, capitalized terms used but not defined herein shall have the meanings set forth for such terms in the Rights Agreement.

WHEREAS, the Company and the Investor each desire to amend the Rights Agreement pursuant to Section 6.5 of the Rights Agreement and to accept the rights and obligations created pursuant hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and the other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.1 Section 1.14 shall be deemed amended and restated in its entirety as follows:

1.14 “Investor Director” means each of the directors of the Company designated by the Investor pursuant to Sections 1.2(a) and 1.2(c), as applicable of the Voting Agreement.

1.2 Section 1.25 shall be deemed amended and restated in its entirety as follows:

1.25 “Voting Agreement” means that certain Voting Agreement, dated as of the date hereof, by and among the Company, the Investor and the other parties thereto, as amended.

1.3 Section 5.3 shall be deemed amended and restated in its entirety as follows:

5.3 Matters Requiring Investor Director Approval. So long as the Investor is entitled to designate an Investor Director, the Company hereby covenants and agrees with the Investor that it shall not, without approval of the Board of Directors, which approval must include the affirmative vote of at least one Investor Director, which Investor Director shall be David Rothrock if he is then an Investor Director:

(a) liquidate, dissolve or wind-up the business and affairs of the Company, effect any merger or consolidation, any sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, of all or substantially all the assets of the Company, or any other similar transaction, or consent to any of the foregoing;

(b) amend, alter or repeal any provision of the Certificate of Incorporation or Bylaws of the Company;

(c) create, or authorize the creation of, or issue or obligate itself to issue shares of, any additional class or series of capital stock, or increase the authorized number of shares of any additional class or series of capital stock of the Company;

(d) purchase or redeem (or permit any subsidiary to purchase or redeem) or pay or declare any dividend or make any distribution on, any shares of capital stock of the Company other than repurchases of stock from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at the lower of the original purchase price or the then-current fair market value thereof;

(e) create, or authorize the creation of, or issue, or authorize the issuance of any debt security or create any lien or security interest (except for purchase money liens or statutory liens of landlords, mechanics, materialmen, workmen, warehousemen and other similar persons arising or incurred in the ordinary course of business) or incur other indebtedness for borrowed money, including but not limited to obligations and contingent obligations under guarantees, or permit any subsidiary to take any such action with respect to any debt security lien, security interest or other indebtedness for borrowed money, other than equipment leases or trade payables incurred in the ordinary course of business;

(f) create, or hold capital stock in, any subsidiary that is not wholly owned (either directly or through one or more other subsidiaries) by the Company, or permit any subsidiary to create, or authorize the creation of, or issue or obligate itself to issue, any shares of any class or series of capital stock, or sell, transfer or otherwise dispose of any capital stock of any direct or indirect subsidiary of the Company, or permit any direct or indirect subsidiary to sell, lease, transfer, exclusively license or otherwise dispose (in a single transaction or series of related transactions) of all or substantially all of the assets of such subsidiary;

(g) increase or decrease the authorized number of directors constituting the Board of Directors;

(h) make any loan or advance to, or own any stock or other securities of, any subsidiary or other corporation, partnership, or other entity other than subsidiaries existing on the date hereof;

(i) make any loan or advance to any Person, including, without limitation, any employee or director of the Company or any subsidiary, except advances and similar expenditures in the ordinary course of business or under the terms of an employee stock or option plan approved by the Board of Directors which includes the affirmative vote of at least one Investor Director;

(j) guarantee, directly or indirectly, any indebtedness except for trade accounts of the Company or any subsidiary arising in the ordinary course of business;

(k) otherwise enter into or be a party to any transaction with any director, officer, or employee of the Company or any “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) of any such Person, including without limitation any “management bonus” or similar plan providing payments to employees in connection with a change of control, except for transactions contemplated by this Agreement and transactions made in the ordinary course of business and pursuant to reasonable requirements of the Company’s business and upon fair and reasonable terms that are approved by the Investor Directors;

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(l) enter into any agreement or engage in any transaction with a value (whether payable to or by the Company) in excess of $25,000;

(m) hire, terminate, or change the compensation of the executive officers, member of the Board of Directors or Key Employees, including approving any option grants or stock awards to executive officers, members of the Board of Directors or Key Employees;

(n) change the principal business of the Company, enter new lines of business, or exit the current line of business;

(o) sell, assign, license, pledge, or encumber any assets of the Company, including but not limited to technology, software, patents or intellectual property, other than sales of inventory in the ordinary course of business and licenses granted in the ordinary course of business;

(p) enter into any corporate strategic relationship involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $25,000;

(q) alter the Company’s tax status or make any material determination with respect to the Company’s tax obligations;

(r) effect transfers, including transfers of cash or assets, or enter into any agreement or engage in any other transaction between the Company and any Company subsidiary or between Company subsidiaries;

(s) make any change or determination with respect to any material or adverse compliance matters, or take any action that materially or adversely affects the Company’s compliance regime;

(t) make any change or determination with respect to any material or adverse regulatory or reporting matters of the Company, or take any action that materially or adversely affects the Company’s regulatory or reporting regime, or settle any material litigation or dispute;

(u) permit any subsidiary to do any of the foregoing;

(v) or take any other action as shall come before the Board of Directors.

1.4 Except as expressly modified by this Amendment, the Rights Agreement shall remain unmodified and in full force and effect.

1.5 Sections 6.1 through 6.3, 6.6, 6.8 through 6.13 of the Rights Agreement shall be deemed incorporated by reference to this Amendment as applied mutatis mutandis.

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The parties are signing this First Amendment to Investor Rights Agreement as of the date stated in the introductory clause.

INVESTVIEW, INC.
a Nevada corporation

By:	/s/ Joseph Cammarata
Name:	Joseph Cammarata
Title:	Chief Executive Officer

INVESTOR

DBR CAPITAL, LLC

By:	/s/ David B. Rothrock
Name:	David B. Rothrock
Title:	Managing Member Executive
Address:	1645 Kecks Road
Breinigsville, PA 18031
Email:	dbr@rothrock.com

with copies to:

Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, Pennsylvania 19103-2921
Attn: Michael J. Pedrick, Esq.

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